SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
      [ ]  Preliminary Proxy Statement
      [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12


                            INDUSTRIAL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


   __________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

                __________________________________________

            (2) Aggregate number of securities to which transaction applies:

                __________________________________________

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                __________________________________________

            (4) Proposed maximum aggregate value of transaction:

                __________________________________________

            (5) Total fee paid:

                __________________________________________


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount previously paid:
                  __________________________________________

            (2)   Form, Schedule or Registration Statement no.:
                  __________________________________________

            (3)   Filing Party:
                  __________________________________________

            (4)   Date Filed:
                  __________________________________________

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 30, 1999

                      ------------------------------------

         The Annual Meeting of Shareholders of Industrial Holdings, Inc. (the "Company") will be held at the Company's offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on June 30, 1999, for the following purposes:

         1. To elect two Class II directors to serve until the third Annual Meeting of Shareholders following this meeting; and

         2. To consider and act upon such other business as may properly come before the meeting.

         A record of shareholders has been taken as of the close of business on April 28, 1999 and only those shareholders of record on that date will be entitled to notice of and to vote at the meeting. A shareholders' list will be available commencing May 12, 1999, and may be inspected during normal business hours for at least 10 days prior to the annual meeting at the offices of the Company, 7135 Ardmore, Houston, Texas 77054.

         Your participation in the Company's affairs is important. To ensure your representation if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           ROBERT E. CONE
                                           Chairman of the Board,
                                           President and Chief Executive Officer

May 26, 1999

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                                 PROXY STATEMENT


         This proxy statement is being mailed to shareholders on or about May 26, 1999, in connection with the solicitation of proxies by the Board of Directors of Industrial Holdings, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on June 30, 1999, and at any adjournments thereof (the "Annual Meeting"), for the purpose of considering and voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on such proxies. If no direction is indicated, the shares will be voted for the election of each of the nominees named herein to the board of directors and for the other proposals set forth in the Notice. A shareholder may revoke a proxy by (a) delivering to the Company written notice of revocation, (b) delivering to the Company a signed proxy bearing a later date or (c) voting in person at the Annual Meeting.

         At the close of business on April 28, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "record date"), there were issued, outstanding and entitled to vote 14,764,202 shares of the Company's common stock, par value $.01 per share ("Common Stock"). The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. The two nominees for election as directors who receive a plurality of the votes cast by the holders of Common Stock entitled to vote at the Annual Meeting will be duly elected Class II Directors. Each share of Common Stock is entitled to one vote on all questions requiring a shareholder vote at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the particular item under consideration and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the election of directors and therefore will not have any effect on such vote. With respect to any other matter properly brought before the Annual Meeting, abstentions and broker non-votes are not deemed to be votes duly cast, but abstaining votes are deemed to be entitled to vote while broker non-votes are not deemed to be entitled to vote.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, two Class II Directors are to be elected, each to hold office until the third Annual Meeting of Shareholders following his election.

         The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, the members of the Board of Directors intend to vote for the election of the nominees named below to the Board of Directors as Class II Directors. All of the nominees for Class II Directors previously have been elected by the shareholders to serve as members of the Company's Board of Directors. Although the Board of Directors of the Company does not contemplate that any of the nominees will become unavailable for election, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors or the size of the Board may be reduced accordingly.

                                      PRINCIPAL POSITION                           DIRECTOR
          NAME                         WITH THE COMPANY                 AGE          SINCE
          ----                         ----------------                 ---          -----
               CLASS II DIRECTORS WHOSE TERM (IF RE-ELECTED) WILL EXPIRE IN 2002

John P. Madden               Director                                   56           1992
John L. Thompson             Director                                   38           1997
                      CLASS III DIRECTORS WHOSE TERM WILL EXPIRE IN 2000

Robert E. Cone               Chairman of the Board, President           47           1989
                             and Chief Executive Officer
James H. Brock, Jr.          Director                                   60           1991
Barbara S. Shuler            Secretary and Director                     52           1991

                       CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 2001

Charles J. Anderson          Director                                   75           1991
James W. Kenney              Director                                   56           1992

                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the 1999 Annual Meeting of Shareholders and each other executive officer.

NOMINEES FOR DIRECTORS

         JOHN P. MADDEN has served as a Director of the Company since October 1992. From January 1992 to April 1993, Mr. Madden served as Chairman of the Board of The Rex Group, Inc. (the "Rex Group"), which was purchased by the Company in 1992. Mr. Madden is Chairman and Chief Executive Officer of Ashburn Industries, Inc., a metalworking fluids manufacturer, and Mr. Madden is engaged in private industrial commercial real estate activity.

         JOHN L. THOMPSON has served as a Director of the Company since 1997. Mr. Thompson is a director and President of St. James Capital Corp., a Houston-based merchant banking firm. St. James Capital Corp. is the general partner of St. James Capital Partners L.P., an investment limited partnership specializing in merchant banking related investments. Prior to co-founding St. James in August 1995, Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issuances.

OTHER DIRECTORS

         ROBERT E. CONE founded the Company in 1989 and has served as Chairman of the Board, President and Chief Executive Officer of the Company since then.

         JAMES H. BROCK, JR. has served as a Director of the Company since 1991. He served as President of the Rex Group from 1993 to April 1999, as Executive Vice President of the Company from 1991 to 1997, as President of the Company's Energy Products and Services Division from 1997 to 1998 and as Chief Operating Officer and Chief Financial Officer of the Company from 1989 to 1994. Mr. Brock is a certified public accountant.

         BARBARA S. SHULER has served as Secretary of the Company since February 1992 and as a Director of the Company since September 1991. Since 1974, Ms. Shuler has been self-employed in auction management, marketing, advertising and promotional aspects of the equine industry, serving as President of Shuler, Inc.

         CHARLES J. ANDERSON has served as a Director of the Company since September 1991. Since 1985, Mr. Anderson has been engaged in private business investments. Prior to 1985, Mr. Anderson served as Senior Sales Vice President and Director of Sales and was a partner of the Delaware Management Company, the manager of the Delaware Group of Mutual Funds and certain other private pension funds.

         JAMES W. KENNEY has served as a Director of the Company since October 1992. Since October 1993, Mr. Kenney has served as Executive Vice President of San Jacinto Securities, Inc. From February 1992 to September 1993, he served as the Vice President of Renaissance Capital Group, Inc. Prior to that time, Mr. Kenney served as Senior Vice President for Capital Institutional Services, Inc. and in various executive positions with major southwest regional brokerage firms, including Rauscher Pierce Refsnes Inc. and Weber, Hall, Sale and Associates, Inc. Mr. Kenney is a director of Consolidated Health Care Associates, Inc., a company that operates physical rehabilitation centers; Scientific Measurement Systems, Inc., a developer of industrial digital radiography and computerized tomography; and Tricom Corporation, a company that develops products and services for the telecommunication industry.

OTHER EXECUTIVE OFFICERS

         THOMAS C. LANDRETH has served as Executive Vice President since September 1996. Mr. Landreth has served as President of Landreth Engineering Company since 1977 and as President of the Fastener Manufacturing and Sales Division of the Company since 1996.

         CHRISTINE A. SMITH has served as Executive Vice President and Chief Financial Officer of the Company since January 1995. From April 1989 through December 1994, Ms. Smith was a Principal at The Spinnaker Group, an investment banking firm providing services primarily to manufacturing and distribution companies. Prior to joining The Spinnaker Group, Ms. Smith, a certified public accountant, was a Senior Manager with Ernst & Young.

BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

         The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1998, the Board of Directors convened on two occasions. Each director attended all of the meetings held by the Board or meetings of Board committees of which he was a member during his tenure in 1998, except for Mr. Anderson who was unable to attend any of the meetings. During 1998, outside directors received $500 for attendance at Board meetings, as well as reimbursement for reasonable travel expenses incurred in attending such meetings. In 1998, each non-employee director (Messrs. Anderson, Kenney, Madden and Thompson and Ms. Shuler) was awarded under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") options to purchase 5,000 shares of the Company's Common Stock at $12.25 to $12.50 per share. All directors are eligible to participate in the Company's 1998 Incentive Plan (the "Incentive Plan").

         Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Audit Committee of the Board of Directors, composed of Messrs. Brock and Kenney and Ms. Shuler, makes recommendations to the Board of Directors concerning the selection and engagement of the Company's independent public accountants and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee convened on two occasions in 1998. The Compensation Committee sets the compensation for executive, managerial and technical personnel of the Company and administers the Company's stock option and other compensation plans. The Compensation Committee is composed of Messrs. Madden, Thompson and Kenney and met on two occasions in 1998. The Board of Directors does not have a Nominating Committee.

APPROVAL

         The two nominees for election as directors at the Annual Meeting who receive a plurality of the votes cast for election by the holders of Common Stock entitled to vote at the Annual Meeting, shall be the duly elected Class II Directors, provided a quorum is present.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of Common Stock at April 22, 1999, by (i) each person known to the Company to beneficially own more than 5% of its Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                       NAME OF                                NUMBER OF SHARES         PERCENTAGE OF
                   BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)          CLASS
                   ----------------                         ---------------------      -------------
St. James Capital Partners, L.P.
777 Post Oak Blvd., Suite 950
Houston, Texas  77056(2)..............................               1,873,544              12.0%

Directors and Executive Officers:
Robert E. Cone(3).....................................                 519,785               3.4%
Thomas C. Landreth(4).................................                  98,445                *
Christine A. Smith(5).................................                 214,416               1.4%
Charles J. Anderson(6)................................                  77,000                 *
James H. Brock, Jr....................................                 115,000                 *
James W. Kenney(7)....................................                  15,000                 *
John P. Madden(8).....................................                 257,946               1.7%
Barbara S. Shuler(7)..................................                  71,795                 *
John L. Thompson(9)...................................                  10,000                 *

All directors and executive officers
  as a group (9 persons) (3) - (9)....................               1,365,887               9.0%

------------------------------------

 *Less than one percent.

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Includes 857,994 shares that may be acquired on or before July 25, 1999 upon the exercise of warrants.

(3) Includes 340,000 shares that may be acquired on or before July 25, 1999 upon the exercise of stock options. Also includes 13,500 shares held in trust for persons related to Mr. Cone for which Mr. Cone is the executor of the trusts and for which Mr. Cone is deemed to have beneficial ownership.

(4) Includes 26,750 shares that may be acquired on or before July 25, 1999 upon the exercise of warrants and stock options.

(5) Includes 118,750 shares that may be acquired on or before July 25, 1999 upon the exercise of stock options.

(6) Includes 20,000 shares that may be acquired on or before July 25, 1999 upon the exercise of stock options.

(7) Includes 15,000 shares that may be acquired on or before July 25, 1999 upon the exercise of stock options.

(8) Includes 25,000 shares that may be acquired on or before July 25 1999 upon the exercise of stock options. Excludes 44,325 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.

(9) Includes 10,000 shares that may be acquired on or before July 25, 1999 upon the exercise of stock options. Excludes 1,015,550 shares and 857,994 warrants owned by St. James Capital Partners, L.P., of which Mr. Thompson is a director and president of its general partner and may be deemed to share voting and investment power with respect to such shares.

EXECUTIVE COMPENSATION


         SUMMARY COMPENSATION TABLE. The following table provides certain summary information covering compensation paid or accrued during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and the other executive officers whose annual compensation, determined as of the end of the last fiscal year, exceeds $100,000.

                                                                                                                 LONG TERM
                                                                  ANNUAL COMPENSATION                          COMPENSATION
                                                     ----------------------------------------------     ----------------------------
                                                                                                           OPTION         EXERCISE
NAME AND PRINCIPAL POSITION                 YEAR        SALARY            BONUS           OTHER            AWARDS          PRICE
----------------------------------         -------   ------------      -----------     ------------     --------------- ------------
Robert E. Cone....................          1998       $237,920          $16,000        $4,800(1)          400,000         $12.50
  President and                             1997       $185,000            --           $4,000(1)            --              --
  Chief Executive Officer                   1996       $160,000          $10,000            --             150,000       $4.06-5.50

James H. Brock, Jr................          1998       $180,000          $16,000            --               --              --
   President - The Rex Group                1997       $168,333            --               --               --              --
                                            1996       $150,000          $10,000            --               --              --

Thomas C. Landreth................          1998       $175,780          $19,533       $ 11,000(1)         10,000          $10.50
   Executive Vice President and             1997       $132,455          $ 7,070       $ 12,000(1)         25,000          $10.00
   President - Fastener Manufacturing       1996       $120,000          $24,518        $ 4,745(2)         30,000          $ 4.06
      and Sales Division

Christine A. Smith................          1998       $165,000          $16,000        $6,000(1)          200,000         $12.50
   Executive Vice President and             1997       $111,833            --           $6,000(1)          25,000          $10.00
   Chief Financial Officer                  1996       $ 95,000          $30,000            --             30,000          $ 4.06

(1) Fringe benefits.

(2) Additional payments under the terms of the Landreth Engineering Company purchase agreement.

         OPTION GRANTS IN 1998. The following table provides certain information with respect to options granted to the executive officers during the fiscal year ended December 31, 1998 under the Company's stock option plans:

                                                   INDIVIDUAL GRANTS
                             -------------------------------------------------------------
                              NUMBER OF                                                          POTENTIAL REALIZABLE
                              SHARES OF                                                            VALUE AT ASSUMED
                                COMMON         PERCENT OF                                       ANNUAL RATES OF STOCK
                                STOCK        TOTAL OPTIONS                                      PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO        EXERCISE                          OPTION TERMS(2)
                               OPTIONS        EMPLOYEES IN        PRICE        EXPIRATION     --------------------------
          NAME                 GRANTED        FISCAL YEAR       ($/SHARE)         DATE            5%             10%
         ------              -----------     -------------      ---------      ----------        ----           -----
Robert E. Cone                400,000(1)         47.5%            $12.50         3/17/08       $3,144,473     $7,968,712

Christine A. Smith            200,000(1)         23.7%            $12.50         3/17/08       $1,572,237     $3,984,356

Thomas C. Landreth            10,000 (1)          1.2%            $10.50         9/18/08          $66,034       $167,343

----------------

(1)      None of these options were fully vested at December 31, 1998.

(2) These calculations are based on the market value of the Common Stock on the date of grant. The market value is calculated by averaging the closing bid and ask price for the stock as quoted by The Nasdaq National Market System on the date of grant. The exercise price is determined by the same method which is equal to the market value on the date of grant.


         OPTION EXERCISES DURING 1998 AND YEAR END OPTION VALUES. The following table sets forth information on options exercised by the executive officers during 1998 and unexercised options and the value of in-the-money, unexercised options held by the executive officers at December 31,1998.

                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                         SHARES                        AT FISCAL YEAR END               FISCAL YEAR END(1)
                      ACQUIRED ON     VALUE      ------------------------------    ----------------------------
        NAME          EXERCISE (#)  REALIZED($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
        ----          ------------  -----------   -----------     -------------     -----------    -------------
Robert E. Cone            33,000       $307,313       140,000           410,000        $542,500          $32,500

James H. Brock, Jr.       33,000       $307,313            --             --                 --            --

Thomas C. Landreth        16,250        $94,761        18,750            10,000              --            --

Christine A. Smith        61,250       $490,919        18,750           200,000              --            --

(1) Represents the difference between the average of the closing bid and ask price for the Common Stock as quoted by The Nasdaq National Market System on December 31, 1998 and any lesser exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the fiscal year ended December 31, 1998, Messrs. Madden, Thompson and Kenney served on the Compensation Committee of the Board of Directors. No member of the Compensation Committee has served as an officer of the Company.

EMPLOYMENT AGREEMENTS

         Effective July 1, 1991, the Company entered into employment agreements with Messrs. Cone and Brock, which agreements were subsequently amended and extended. Mr. Cone's amended employment agreement provides for a base salary of $250,000 for 1999 and 2000. Mr. Brock's amended employment agreement provides for a base salary of $150,000 for 1999 and 2000.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the National Association of Securities Dealers Automated Quotation System Composite Index for U.S. companies and to the Index of Non-Financial Companies. The graph covers the period from December 31, 1993 to December 31, 1998.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                            NASDAQ                 NASDAQ
                          STOCK MKT.            NON-FINANCIAL          IHI
                          ----------            -------------        -------
Dec. 31, 1993              100.000                100.000            100.000
Dec. 31, 1994               97.752                 96.163             86.376
Dec. 31, 1995              138.265                134.033            100.000
Dec. 31, 1996              170.032                162.843            269.697
Dec. 31, 1997              208.277                190.692            300.000
Dec. 31, 1998              293.484                279.462            212.121

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1998:

         Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

         - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         - Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

         - Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

         Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

         To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Committee may increase based on the foregoing criteria. Pursuant to his employment agreement the annual base salary of the Chief Executive Officer was increased from $185,000 in 1997 to $250,000 in 1998. See " -- Employment Agreements."

         The Incentive Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Incentive Plan provides a significant non-cash form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

         The Compensation Committee is authorized to make incentive equity awards ("Incentive Awards") under the Incentive Plan to key employees, including officers (whether or not they are also directors), of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criterion, the Committee will direct particular attention to management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies. In making Incentive Awards, the Committee will also consider margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The chief executive officer's salary was reviewed in February 1998 based upon his responsibilities, experience, and performance with respect to the progress made in achieving the Company's strategic objectives. After considering the chief executive officer's performance over 1997 and the increase in the size of the Company due to strategic acquisitions and internal growth, the Committee recommended a salary increase of $65,000 effective April 1, 1998. To provide increased long-term incentives to Mr. Cone, during 1998 he was awarded stock options to purchase 400,000 shares of Common Stock.


                           1998 COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              John P. Madden, Chair
                                John L. Thompson
                                 James W. Kenney


CERTAIN TRANSACTIONS

         The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described below meet that standard.

         In connection with the purchase of Landreth Engineering Co. ("Landreth") in 1992, the Company entered into a lease agreement with Scranton Acres, a general partnership of which Mr. Tom Landreth is a partner, for the Landreth facility. The lease expires in 2002. Rental payments are $106,800 annually.

         In 1998, the Company paid St. James Capital Corp., $1 million in investment advisory fees in connection with acquisitions of various companies. Mr. John Thompson, a director of the Company since February 1997, is also a director and President of St. James Capital Corp. St. James Capital Corp. serves as the general partner of St. James Capital Partners, L.P.

         In connection with the Company's acquisition of GHX in 1998, Christine Smith, one of the executive officers of the Company who was also a minority shareholder of GHX, received 24,345 shares of Common Stock.

                              COST OF SOLICITATION

         The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for such solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company is also making arrangements with brokerage houses and other custodians, nominees and fiduciaries for the delivery of solicitation material to the beneficial owners of Common Stock and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with such services.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1998, each of Messrs. Cone, Brock, Madden, Anderson, Thompson and Kenney and Ms. Shuler and Smith did not timely file a Form 5, which was due on February 15, 1999. The Company believes that these failures to file a Form 5 on a timely basis were inadvertent.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1998 and has been selected to serve as the independent auditor of the Company for the 1999 calendar year. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at 7135 Ardmore, Houston, Texas 77054, Attention Barbara S. Shuler, for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than January 20, 2000, in accordance with the Securities and Exchange Commission's Rule 14a-8.

         A shareholder who wishes to make a proposal at the 2000 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in the Company's proxy materials) must notify the Company of that proposal by April 12, 2000. If a shareholder fails to timely give notice, then the persons named as proxies in the proxy cards solicited by the Company's Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by the Company's management.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment on such other matters.

                     ANNUAL REPORT AND FINANCIAL INFORMATION

         A copy of the Company's 1998 Annual Report to Shareholders, which includes a copy of the Company's annual report on Form 10-K for the year ended December 31, 1998, accompanies this Proxy Statement.

         Nothing contained in the Annual Report to Shareholders is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              ROBERT E. CONE
                                              Chairman of the Board, President
                                              and Chief Executive Officer

May 26, 1999

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                            INDUSTRIAL HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 1999

     The undersigned shareholder of Industrial Holdings, Inc. (the "Company") hereby appoints Robert E. Cone and Christine A. Smith, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of INDUSTRIAL HOLDINGS, INC. to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas, 77054, on June 30, 1999, at 10:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1. [ ] The election as Class II directors of John P. Madden and John L. Thompson. Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

         __________________________________________________________________

     [ ] FOR all nominees listed above (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

2. In their discretion, on such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                 [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

                          (PLEASE SIGN ON REVERSE SIDE)
================================================================================
================================================================================

                           (CONTINUED FROM OTHER SIDE)

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

                        Dated ___________________________________________, 1999


Shareholder's Signature _______________________________________________________


Shareholder's Signature _______________________________________________________
                        Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                 PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE
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